UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2007 (May 2, 2007)

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-14247	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington	99354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 375-1202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2007, IsoRay Medical, Inc. ("Medical"), the wholly owned operating subsidiary of IsoRay, Inc. (the “Company”), entered into a lease for its new production facility with Energy Northwest, the owner of the Applied Process Engineering Laboratory. The new lease provides Medical with 19,328 square feet of manufacturing and office space and the Company intends to move all manufacturing operations to this new leased space and vacate its leased space at the PEcoS-IsoRay Radioisotope Laboratory ("PIRL") when the PIRL lease expires in October of 2007. The APEL lease has a three year term expiring on April 30, 2010, an option to renew for two additional three-year terms, and monthly rent of approximately $26,700, subject to annual increases based on the Consumer Price Index.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

10.42	APEL - Tenant Lease Agreement Revision No. 11 dated as of May 2, 2007 with an effective date of May 1, 2007 between Energy Northwest and IsoRay Medical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISORAY, INC.

Date: May 8, 2007	/s/ Roger E. Girard
Roger E. Girard
CEO